Exhibit 99.2
AEROJET FINE CHEMICALS LLC
(a wholly-owned subsidiary of GenCorp Inc.)
Condensed Financial Statements
(Unaudited)
As of August 31, 2005 and November 30, 2004 and
for the Nine Months Ended August 31, 2005 and 2004

AEROJET FINE CHEMICALS LLC
(a wholly-owned subsidiary of GenCorp Inc.)
CONDENSED BALANCE SHEETS
(Unaudited, Dollars in Thousands)

	August 31,	November 30,
	2005	2004
ASSETS
Current Assets:
Cash	$2	$2
Accounts receivable	14,340	7,638
Inventories	21,688	10,752
Prepaid expenses and other	617	498

Total Current Assets	36,647	18,890
Property, Plant and Equipment, Net	92,625	71,300
Prepaid Pension Asset	2,529	3,003
Receivable from GenCorp Inc.	—	1,379
Other Assets	59	43

TOTAL ASSETS	$131,860	$94,615

LIABILITIES AND SHAREHOLDER’S INVESTMENT
Current Liabilities:
Accounts Payable	$11,004	$6,085
Accrued Liabilities	1,391	1,789
Employee Related Liabilities	1,430	1,446
Customer Deposits	4,822	1,015
Deferred Revenues	3,513	120

Total Current Liabilities	22,160	10,455
Payable to GenCorp Inc.	24,909	—
Other Non-current Liabilities	1,247	1,160

Total Liabilities	48,316	11,615

Commitments and Contingencies	—	—
Shareholder’s Investment
Contributed Capital	108,357	108,357
Accumulated Deficit	(24,813)	(25,357)

Total Shareholder’s Investment	83,544	83,000

TOTAL LIABILITIES AND SHAREHOLDER’S INVESTMENT	$131,860	$94,615

See Notes to Condensed Financial Statements

AEROJET FINE CHEMICALS LLC
(a wholly-owned subsidiary of GenCorp Inc.)
CONDENSED STATEMENTS OF OPERATIONS
(Unaudited, Dollars in Thousands)

	Nine Months Ended
	August 31,
	2005	2004
Net sales	$41,106	$42,007
Cost of sales	33,232	33,485

Gross Profit	7,874	8,522

Operating Expenses:
Selling, general and administrative	5,740	5,728
Research and development	995	930
Pensions and postretirement benefit plan expense	423	552

Total operating expenses	7,158	7,210

Operating Income	716	1,312

Interest expense to GenCorp., net	172	245
Other income, net	—	115

Net Income	$544	$1,182

See Notes to Condensed Financial Statements

AEROJET FINE CHEMICALS LLC
(a wholly-owned subsidiary of GenCorp Inc.)
CONDENSED STATEMENTS OF CASH FLOWS
(Unaudited, Dollars in Thousands)

	Nine Months Ended
	August 31,
	2005	2004
CASH FLOWS FROM OPERATING ACTIVITIES:
Net Income	$544	$1,182
Adjustments to Reconcile Net Income to Net Cash from Operating Activities:
Depreciation	6,677	5,859
Gain on sale of assets	—	(115)
Changes in certain assets and liabilities:
Accounts receivable, net	(6,702)	(5,886)
Inventories, net	(10,937)	(201)
Prepaid expenses and other	(119)	(124)
Prepaid pension asset	474	(688)
Accounts payable	545	(816)
Payroll and benefit-related liabilities	(16)	(1,275)
Other current liabilities	6,802	519
Non-current liabilities	87	(189)

Net Cash Used In Operating Activities	(2,645)	(1,734)

CASH FLOWS FROM INVESTING ACTIVITIES:
Capital Expenditures	(23,643)	(4,219)
Proceeds from sale of assets	—	115

Net Cash Used in Investing Activities	(23,643)	(4,104)

CASH FLOWS FROM FINANCING ACTIVITIES:
Increase in payable to GenCorp Inc.	26,288	5,838

Net Cash Provided by Financing Activities	26,288	5,838

Net Increase In Cash and Cash Equivalents	—	—
Cash and Cash Equivalents, Beginning of Period	2	2

Cash and Cash Equivalents, End of Period	$2	$2

See Notes to Condensed Financial Statements

AEROJET FINE CHEMICALS LLC
(a wholly-owned subsidiary of GenCorp Inc.)
NOTES TO FINANCIAL STATEMENTS
(Unaudited)
1.	Basis of Presentation

The accompanying financial statements reflect the assets, liabilities, sales and expenses of Aerojet Fine Chemicals LLC (Aerojet Fine Chemicals or “the Company”), a wholly-owned subsidiary of GenCorp Inc. (GenCorp). On December 1, 1998, the Company became a division of Aerojet-General Corporation (Aerojet), another wholly-owned subsidiary of GenCorp. On February 1, 1999, the Company was incorporated as a limited liability company and wholly-owned subsidiary of Aerojet. On October I, 1999, ownership of the Company was transferred from Aerojet to GenCorp. GenCorp, incorporated in Ohio in 1915, is a multinational diversified technology-based company with operations in three business segments: (i) Aerospace and Defense; (ii) Fine Chemicals; and (iii) Real Estate.

The Company’s sales are derived primarily from the sale of custom-manufactured active pharmaceutical ingredients (APIs) and advanced/registered intermediates to pharmaceutical and biotechnology companies. Customers use chemicals manufactured by AFC in products that are drug therapies for areas of neurology, oncology, viral (including HIV/AIDS), arthritis, and inflammatory conditions.

The statements of operations include expenses recorded by the Company or directly charged to the Company by GenCorp or Aerojet. In addition, the statements of operations include an allocation of GenCorp’s and Aerojet’s general and administrative corporate expenses to reflect the services provided to the Company or benefits received by the Company. These services consisted primarily of general corporate management and governance, finance and accounting, treasury and risk management, legal, management information services and domestic tax services. The allocated expenses were $1,247,000 and $1,160,000 for the nine months ended August 31, 2005 and 2004, respectively. These expenses are reported in the statement of operations as selling, general and administrative expenses. The allocations were determined based upon employee participation and time and costs on Company projects. Given that GenCorp and Aerojet provided such support services for the benefit of their entire organization, it would have been impractical to allocate such expenses in a more direct manner. Accordingly, management believes that this was a reasonable method for allocating such selling, general and administrative corporate expenses for those periods. However, as the scale of operations and nature of the business of GenCorp and Aerojet differed from that of the Company, these allocations are not necessarily representative of the operating expenses that would have been incurred had the Company operated on a stand-alone basis.

The amount payable to GenCorp was $24,909,000 as of August 31, 2005. As of November 30, 2004, Aerojet Fine Chemicals had a receivable from GenCorp of $1,379,000. These amounts include the net effect of all other transactions between GenCorp and the Company, including the allocation of GenCorp’s and Aerojet’s general and administrative corporate expenses to Aerojet Fine Chemicals. Interest expense or income was recorded on these balances and included in the statements of operations under interest expense to GenCorp Inc, net. The Company paid interest of $411,000 and $270,000, including capitalized interest of $239,000 and $25,000, to GenCorp related to these balances for the nine months ended August 31, 2005, and 2004, respectively.

The Company is organized as a limited liability company and is not subject to federal or state income taxes as an entity separate from GenCorp. Accordingly, there is no provision for income taxes included in the statements of operations and accumulated deficit.

The Company participates in GenCorp’s centralized cash management system. Under this system, cash receipts are transferred to GenCorp and GenCorp funds cash disbursements. As such, the amount of cash does not represent the amount required or generated by the Company.

In the opinion of management, all adjustments necessary for a fair presentation of financial position, results of operations and cash flows have been presented. The financial information included may not necessarily reflect the results of operations, financial position, or changes in shareholder’s investment in the future or what they would have been if the Company had been a separate, stand-alone company for the periods presented.

The condensed financial statements of Aerojet Fine Chemicals are unaudited, but, in the opinion of management, include all adjustments (consisting only of normal adjustments) necessary for the fair presentation of the financial results for the interim periods. The Company’s results of operations for the interim periods presented are not necessarily indicative of the results to be expected for a full year of operations. These interim statements should be read in conjunction with the audited financial statements and notes thereto for the year ended November 30, 2004.

2.	Summary of Significant Accounting Policies

Concentration of Credit Risk – Financial instruments that potentially subject the Company to concentrations of credit risk consist primarily of trade receivables. The Company operates in a specialty market niche within the pharmaceutical industry and is reliant on a small number of customers for a majority of its revenues. The Company is not able to predict changes in the stability of its customers. Any material change in the financial status of anyone or a group of customers could have a material adverse effect on the Company’s results of operations and financial condition. Although losses resulting from uncollectible trade receivables have been minimal to date, there can be no assurance that the Company’s estimated allowance at August 31, 2005 will be adequate. As of August 31, 2005, three individually significant customers accounted for 49 percent, 28 percent and 20 percent of accounts receivable. During the nine months ended August 31, 2005, three individually significant customers accounted for 34 percent, 29 percent and 18 percent, of net sales. As of November 30, 2004, three individually significant customers accounted for 52 percent, 25 percent and 14 percent of accounts receivable. During 2004, three individually significant customers accounted for 62 percent, 14 percent and 10 percent, of net sales.

Revenue Recognition – The Company generally recognizes revenue after products are shipped or customer acceptance has occurred, all other significant customer obligations have been met and collection is reasonably assured. Sales are recorded net of provisions for customer pricing allowances. The Company recognizes revenue under two contracts upon transfer of ownership and customer acceptance of the finished product, but before the finished product is delivered to the customers. These customers have specifically requested in writing pursuant to a contract that the Company invoice for the finished product and hold the finished product until a later date. As of August 31, 2005 and November 30, 2004, finished product totaling $11,222,000 and $16,569,000, respectively, in sales had not yet shipped to the customer.

In certain circumstances, the Company records sales when products are shipped, before customer acceptance has occurred because adequate controls are in place to ensure compliance with contractual product specifications and a substantial history of performance has been established. As of August 31, 2005 and November 30, 2004, revenue totaling $6,269,000 and $1,910,000, respectively, was recognized under these circumstances.

Use of Estimates – The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Significant estimates include the Company’s allowance for doubtful accounts, reserves for inventory obsolescence, expected long-term rate of return on assets and the discount rate applied to determine service cost and interest cost related to the Company’s pension plans, and amortization and recoverability of long-lived assets. Actual results could differ significantly from those estimates.

3.	Inventories, net

	August 31,	November 30,
	2005	2004
	(in thousands)
Raw materials and supplies	$6,281	$4,046
Work-in-process	12,384	6,659
Finished goods	3,023	47

Inventories, net	$21,688	$10,752

The above inventory balances are net of reserves of $1,064,000 and $781,000 as of August 31, 2005 and November 30, 2004, respectively.
4.	Property, Plant and Equipment, net

	August 31,	November 30,
	2005	2004
	(in thousands)
Machinery and equipment	$88,580	$69,526
Building and land improvements	44,976	44,976
Construction-in-progress	14,869	5,945

	148,425	120,447
Less: accumulated depreciation	(55,800)	(49,147)

	$92,625	$71,300

Construction-in-progress consists primarily of expenditures related to expanding the Company’s production capabilities and supporting infrastructure.

Depreciation expense for the nine months ended August 31, 2005 and 2004, was $6,677,000 and $5,859,000, respectively. The Company capitalized interest of $239,000 and $25,000 during the nine months ended August 31, 2005 and 2004, respectively.

5.	Accrued Expenses and Other Current Liabilities

	August 31,	November 30,
	2005	2004
	(in thousands)
Accrued property taxes	$729	$1,073
Waste accrual	478	363
Accrued insurance	10	319
Other	174	34

	$1,391	$1,789

6.	Employee Pension and Postretirement Benefit Plans

Defined Benefit and Other Postretirement Benefit Plans – GenCorp has defined benefit pension plans covering substantially all of the Company’s salaried and hourly employees. Normal retirement age is 65, but certain plan provisions allow for earlier retirement. GenCorp’s funding policy complies with the funding requirements under applicable laws and regulations. Pension benefits are calculated under formulas principally based on average earnings and length of service for salaried employees and under negotiated non-wage based formulas for hourly employees.

In addition to providing pension benefits, GenCorp provides healthcare and life insurance benefits (postretirement benefits) to certain retired employees, with varied coverage by employee group. Generally, employees hired after January 1, 1997 are not eligible for postretirement healthcare and insurance benefits. The healthcare plans generally provide for cost sharing between the Company and its retirees in the form of retiree contributions, deductibles and coinsurance. Postretirement benefit obligations are unfunded, and costs are accrued based on the date the employees become eligible for the benefits.

Total periodic cost allocated to the Company for pension benefits and other postretirement benefits consist of the following:

	Nine Months Ended
	August 31,
	2005	2004
Defined Benefit Pension Plans:
Service Cost	$315	$425
Interest Cost	167	178
Expected Return on Plan Assets	(259)	(271)
Recognized Actuarial Losses	165	159
Amortization of Prior Service Costs	86	77

Net Periodic Pension Cost	$474	$568

Other Post Retirement Benefit Plans:
Service Cost	$7	$10
Interest Cost	21	28
Expected Return on Plan Assets	—	—
Recognized Actuarial Losses	(40)	(15)
Amortization of Prior Service Costs	(39)	(39)

Net Periodic Benefit Income	$(51)	$(16)

The Company did not make any contributions to the plan for the nine month periods ended August 31, 2005 and 2004.

Defined Contribution Pension Plans – Substantially all U.S. employees of the Company are eligible for participation in GenCorp’s defined contribution benefit plan. GenCorp’s contributions to these plans generally are based on a percentage of employee contributions. Expenses recorded for the matching contributions under the plan were $319,000 and $305,000 for the nine months ended August 31, 2005 and 2004, respectively. GenCorp’s contribution to the plans is invested entirely in the GenCorp Stock Fund and may be funded with cash or shares of GenCorp common stock.

7.	Commitments and Contingencies

Guarantee of GenCorp Inc. Debt –

In December 2004, GenCorp closed a new $180 million credit facility (New Credit Facility) which replaced the previous credit facility. The outstanding term loans totaling $141 million plus accrued interest under the previous credit facility were repaid in full using restricted cash on GenCorp’s balance sheet. The New Credit Facility provides an $80 million revolving credit facility, and $100 million credit-linked facility. The credit-linked facility consists of a funded $25 million term loan sub-facility and a $75 million letter of credit sub-facility. The Company, along with certain other GenCorp subsidiaries, was a guarantor of the New Credit Facility and the Company’s tangible and intangible property is pledged as security. In February 2005, GenCorp redeemed $53 million principal amount of its 9.5 percent Notes using restricted cash on GenCorp’s balance sheet.

The Company is also a guarantor on approximately $1 million of equipment financing for GenCorp.

Legal – The California Department of Toxic Substances Control (DTSC) contends that the Company’s neutralization or stabilization of several liquid stream processes within a closed loop manufacturing system constitutes treatment of a hazardous waste without the required authorizations from DTSC. The Company disagrees. On September 2, 2005, the DTSC Inspector issued an Inspection Report relevant to the DTSC’s June 2004 inspection of the Company’s facility. The Inspection Report concluded that the referenced activities constitute treatment of hazardous waste and directed Aerojet Fine Chemicals to submit an application for a permit modification to treat hazardous waste. DTSC extended the time in which to respond to the Inspection Report to January 9, 2006. During that extended time, GenCorp worked with American Pacific Corporation and DTSC in preparing a Consent Agreement.

On November 28, 2005, Ampac Fine Chemicals LLC (“AFC”), a newly formed subsidiary of American Pacific Corporation, and DTSC entered into a Consent Agreement (“Consent Agreement”) which, upon close of the sale of the assets of the Company at AFC, authorizes AFC to continue operations for up to two years while the parties resolve whether the manufacturing processes are exempt from regulation by the DTSC. The Consent Agreement is deemed a full settlement of the DTSC Allegations and any other violations that could have been brought against AFC based upon information known to DTSC on the date of the Consent Agreement.

The Company’s management believes that if the Company is ultimately required to obtain a permit to treat hazardous waste it may have to modify its facilities. The effects on the Company’s operating results, liquidity and cash flow could be significant. In addition, the Company may not be able to pass along any increases in operating costs to customers.

The Company’s facility is subject to several National Emissions Standards for Hazardous Air Pollutants for pharmaceutical manufacturing under the Clean Air Act because of its location on property contiguous with Aerojet and under common control of GenCorp. The Company requested the United States Environmental Protection Agency (EPA) to make a determination that, upon close of the sale of Aerojet Fine Chemicals to American Pacific Corporation or its subsidiary, the Company’s facility would no longer be subject to these requirements.

On December 1, 2005, the Air Division of the EPA Region IX notified the Company that, upon close of the sale of Aerojet Fine Chemicals to American Pacific Corporation, the Aerojet Fine Chemicals facility will no longer be a major source subject to National Emissions Standards for Hazardous Air Pollutants for pharmaceutical manufacturing under the Clean Air Act.

The Company’s facility is located on land leased from Aerojet. The leased land is part of a tract of land owned by Aerojet designated as a “Superfund Site” under the Comprehensive Environmental Response, Compensation and Liability Act (CERCLA). This land had been used by Aerojet and affiliated companies to manufacture and test rockets and related equipment since the 1950s. Although the chemicals identified as contaminants on the leased land have not been used by Aerojet Fine Chemicals as part of its operations, CERCLA, among other things, provides for joint and severable liability for environmental liabilities including, for example, the environmental remediation expenses.

As part of the agreement to sell the assets of Company to AFC, as discussed in Note 11, an Environmental Indemnity Agreement was entered into whereby GenCorp agreed to indemnify American Pacific Corporation against any and all environmental cost and liabilities arising out of or resulting from any violation of environmental law prior to the effective date of the sale, or any release of hazardous substances by the Company, Aerojet or GenCorp on the premises or Aerojet’s Sacramento site prior to the effective date of the sale, if and when completed.

On November 29, 2005, EPA Region IX provided American Pacific Corporation with a letter indicating that the USEPA does not intend to pursue any clean up or enforcement actions under CERCLA against future lessees of the Aerojet Fine Chemicals property for existing contamination, provided that the lessees have not contributed to or do not exacerbate existing contamination on or under the Aerojet Superfund site.

The Company is, from time to time, involved in various legal actions and proceedings relating to a wide range of matters that arise in the natural course of business. In the opinion of management, after reviewing the information which is currently available with respect to such matters and consulting with the Company’s counsel, any liability which may ultimately be incurred with respect to these matters will not materially affect the financial condition of the Company.

8.	Stock-Based Compensation

Certain Company employees participate in the GenCorp Stock Option Plans, which provide for GenCorp common stock to be purchased pursuant to stock options or to be subject to stock appreciation rights which may be granted to selected officers and key employees at prices equal to the market value of a share of common stock on the date of grant. In general, the options are exercisable in 25 percent increments at six months, one year, two years and three years from the date or grant. No stock appreciation rights have been granted.

The Company has elected to follow Accounting Principles Board Opinion No. 25, Accounting For Stock Issued to Employees (APB 25) and related interpretations in accounting for employee stock options, as permitted by SFAS No. 123, Accounting For Stock-Based Compensation and SFAS No. 148, Accounting for Stock-Based Compensation — Transition and Disclosure. Under APB 25, because the exercise price of the GenCorp employee stock options equals the market price of the underlying stock on the date of grant, no compensation expense is recognized for stock options granted to the Company’s employees.

If compensation cost for the GenCorp stock options granted to the Company’s employees had been based on the fair value method, the effect on net income would not have been significant. The fair value was estimated at the date of grant using a Black-Scholes option pricing model. The Company’s employees did not receive any stock option grants during the nine months ended August 31, 2005 or 2004.

9.	Operating Segments and Related Disclosures

The Company operates in one industry segment: custom-manufacturer of active pharmaceutical ingredients (APIs) and advanced/registered intermediates to pharmaceutical and biotechnology companies.

10.	New Accounting Pronouncements

In October 2004, the FASB concluded that Statement 123R, Share Based Payment, which would require all companies to measure compensation cost for all share-based payments (including employee stock options) at fair value, would be effective for public companies for interim or annual periods beginning after June 15, 2005. The Company could adopt the new standard in one of two ways — the modified prospective transition method or the modified retrospective transition method. The Company does not anticipate that the adoption of the Statement 123R will have a significant effect on earnings or the financial position of the Company.

In November 2004, the FASB issued Statement 151, Inventory Costs, an amendment of ARB No.43, Chapter 4, which would be effective for inventory costs incurred during fiscal years beginning after June 15, 2005. The amendments made by Statement 151 will improve financial reporting by clarifying those abnormal amounts of idle facility expense, freight, handling costs, and wasted materials (spoilage) should be recognized as current-period charges and by requiring the allocation of fixed production overheads to inventory based on the normal capacity of the production facilities. The Company docs not anticipate that the adoption of the Statement 151 will have a significant effect on earnings or the financial position of the Company.

11.	Subsequent Events – Sale of the Company to American Pacific Corporation

In July 2005, GenCorp announced its plan to sell the Company to American Pacific Corporation for $119 million, consisting of $100 million of cash and a seller note of $19 million and the assumption of certain liabilities. In addition, the purchase agreement includes payments by American Pacific to the Company for capital investments and working capital, each as defined in the purchase agreement. In November 2005, American Pacific Corporation and GenCorp amended the purchase agreement to modify the sale price and payment terms related to the sale of the Company. The revised purchase price consists of $89 million of cash payable at closing, seller note of $25 million delivered at closing, a contingent payment of up to $5 million if the Company achieves specified earnings targets in the twelve month period ending September 30, 2006, and the assumption by the buyer of certain liabilities.